As filed with the Securities and Exchange Commission on May 16, 2019

Registration No. 333-219893

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMENDMENT NO. 9

BTCS Inc.

(Exact name of registrant as specified in its charter)

Nevada	7372	90-1096644
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9466 Georgia Avenue #124

Silver Spring, Maryland 20901

(202) 430-6576

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Charles W. Allen

Chief Executive Officer of BTCS Inc.

9466 Georgia Avenue #124

Silver Spring, Maryland 20901

(202) 430-6576

(Name, address, including zip code, and telephone number
including area code, of agent for service)

With copies to:

Michael D. Harris Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, FL 33410

(561) 471-3507

Approximate date of commencement of proposed sale to the public:

Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 9 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (Registration No. 333-219893) (the “Registration Statement”) of BTCS, Inc. (the “Company”), originally filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2017 and declared effective by the SEC on November 5, 2018. The Registration Statement registered approximately 2,264,654 shares of common stock (post one-for-30 reverse stock split). As of the date of this filing, 1,300,907 of the shares of common stock remain unsold and are being removed from registration.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, the shares of common stock, which remain unsold at the termination of the offering, the Company hereby removes from registration all of the shares registered under the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on May 16, 2019.

BTCS, INC.

By:	/s/ Charles Allen
Charles Allen
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

No other person is required to sign this Post-Effective Amendment No. 9 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.